Sandler O'Neill Insurance Conference

UICI Update

September 24,2002

UICI

Confidential

Safe Harbor Statement

Certain statements in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. Various factors that could cause actual results to differ materially from those projected are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 — in particular, under the sections captioned "Management's Discussion and Analysis of Liquidity and Results of Operations" and the various risk factors outlined in the Annual Report — and in the Company's periodic report on Form 10-Q for the quarter ended June 30, 2002 — which are on file with the Securities and Exchange Commission.

UICI

Business Overview

- Holding Company
- Niche Markets
  - Health, Life, LTC Insurance
  - Self-Employed, Students, Seniors, Part time Employees
  - Student Finance
- Headquartered in Dallas, TX
- Founded in 1985
- IPO in 1986
- Traded on NYSE: UCI

UICI

Snap Shot as of 8/31/02

- Market Cap - $842M
- 135% Increase in Share Price during 2001
- 31% Increase in Share Price during 2002
- Expected 2002 Revenues — $1.38B
- Expected 2002 Pro-forma EPS — $1.51
- Low Leverage — Minimal Balance Sheet Exposure

UICI

Founding Principles

- UICI Founded by Ron Jensen to Build Wealth for Agents and Employees
- Powerful Direct Selling Organization
- Conservative Financial Philosophy
  - Accounting and Financial Reporting
  - Minimal Leverage

UICI

Business Segments

	Revenue	Operating Income
Self Employed	70%	76%
Group Insurance	15%	11%
Life Insurance	6%	11%
Senior Market	0%	(6%)
AMS	8%	16%
Other	1%	(8%)
TOTAL	100%	100%

* Excludes HealthAxis, Stock Comp, Realized Investment Losses

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SEA - Overview

Target Market

- Self Employed and Individual
- Average Age: 43, Average Income: $49K
- Licensed in 49 states

Product

- Indemnity Health Insurance
- Ancillary Health Products (RX, Dental, Vision, Critical Care, Disability Income)

Sales Force

- UGA and Cornerstone (Captive Distribution)

Administration

- In House Operations (Claims, Actuarial, Underwriting, Customer Service)

Lead Generation

- In House Operations (Telemarketing, Direct Mail, Radio, Newspaper, and Internet)

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SEA - Total Submitted Insurance AV


($million)
$1,000
$800
$600
$400
$200
$0
$347M
$578M
$950M
2000
2001
2002e

SEA - Revamped Product Line



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
% of Total Insurance AV
63%
52%
34%
12%
5%
37%
48%
66%
88%
95%
1998
1999
2000
2001
2002e
Indemnity
PPO

UICI

SEA - Sales Force Growth and Productivity



2,900
2,400
1,900
1,400
900
400
# of Writing Agents
$400,000
$360,000
$320,000
$280,000
$240,000
$200,000
AV / Writing Agent
1998
1999
2000
2001
2002e
# of Agents
AV per Writing Agent

SEA – Key Metrics

Six Months Ended June 30, 2002

	2001	2002	% Change
Earned Premiums (millions)	$300	$433	44%
Investment & Other Income (millions)	$24	$25	4%
Loss Ratio	59.9%	60.1%	0%
Commission & Marketing Ratio	25.7%	27.1%	5%
Admin. Exp and Premium Tax	10.3%	9.5%	-8%
Retention (1st Year)	54%	56%	3%
Retention (Renewal)	66%	68%	3%
Total Shipped Leads (000)	615	1,024	67%
Avg. # of Policies per FTE	236	299	27%
# of Claims Processed (000)	1,237	1,410	14%
Total Applications Processed (000)	90	144	59%

Student Insurance - Overview

Target Market	
Colleges	▪ 450 Colleges Nationwide, plus Puerto Rico ▪ 45 Association Plans ▪ Approx. 335,000 Primary College Students Insured
K-12	▪ 1,712 school Districts Covered ▪ Marketed in 30 states ▪ Approx. 148,000 Students Insured

Sales Force

- 16 Employee Agents
- Three Marketing Channels:
  - direct to the college or university
  - through 68 commissioned brokers
  - with university paid consultants

Administration

- In House Operations (Claims, Actuarial, Underwriting, Customer Service)

UICI

Student Insurance - *Key Metrics*

Six Months Ended June 30, 2002

	2001	2002	% Change
Earned Premium (millions)	$56	$66	17%
Premium per Admin. FTE (000)	$54	$57	6%
Insureds in Force (000)	344	483	40%
Claims Received (000)	389	402	3%
Cost per Claim	$5.45	$5.30	-3%
Expense Ratio	22.1%	20.2%	-9%
Loss Ratio	72.7%	74.0%	2%

STAR - Overview

Target Market

- Employers with large numbers of uninsured hourly employees
- Customers Include over 20 Fortune 500 Companies
  - Convenience Stores
  - Hotels/Motels
  - Grocery Stores
  - Banks
  - Restaurants
  - Retail Stores
  - Janitorial/Maintenance
  - Call Centers

Product

- Limited Benefit Health Insurance
- Benefits to Companies:
  - Improve Recruiting, Retention, and Absenteeism
  - Lower Fraudulent Worker's Compensation Claims

UICI

STAR - Premium Growth



Annualized Premium
All Products
($millions)
$120
$100
$80
$60
$40
$20
$0
$1
$3
$6
$11
$18
$26
$34
$48
$63
$83
$100
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002e

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Life Insurance - Overview

Target Market

- Middle Income (underserved)
  - Self Employed
  - Parents or Students
  - Seniors

Products

- Blueprint for Life™
  - Universal Life
  - 10 Year Term
- Interest Sensitive Whole Life
- Guaranteed Student Loan Rider
- Final Expense

Sales Force

- UGA, Cornerstone, and College Fund Life Division (CFLD)

Senior Market – Reasons for Entering

- Leverage Basic UICI Core Competencies
  - Risk Management
  - Agency Sales
    - Guaranty Senior Assurance (GSA)
    - SeniorsFirst
  - Lead Generation
- Diversification
- Significant Market Opportunity
  - 49 million Individuals Age 50+ with Greater than $25,000 of Income
  - Estimate Potential Market of $75 Billion

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AMS - Overview

Target Market
▪ Colleges and Universities

Products	
Student Loan Originations / Portfolio Management	▪ Student Loan Portfolio - $1.4 Billion at June 30, 2002 ▪ Originate Federal Stafford, PLUS, and Consolidation Loans ▪ On 7/1/02, Interest Floor Rates Reset from 6.79% to 4.86%
Tuition Installment Plans	▪ Largest Provider of Tuition Budgeting Plans ▪ Seasonal Business (Strongest in 2nd and 3rd Quarters)
Loan Servicing	▪ Perkins Loan Servicer

AMS - Key Metrics

Six Months Ended June 30, 2002

	2001	2002	% Change
Loan Disbursements (millions)	$377	$345	-9%
Origination Cost (bps)	118	135	14%
Student Loan Assets (billions)	$1.21	$1.48	22%
Return on Avg. Assets (bps)	95	180	89%
Monthly Payment Plan Accounts (000)	166	169	2%
Avg. Trust Balance (millions)	$111	$125	13%
Trust Yield	5.82%	2.76%	-53%

UICI

Conservative Balance Sheet

	12/31/00	12/31/01	8/31/02
UICI Debt (million) (non-Student Loan)	**$90.0**	**$25.3**	**$9.6**
Debt to Market Cap	**32%**	**4%**	**1%**
Insurance-related DAC (millions)	$68.1	$73.9	$82.3
As a % of Premium	**9.9%**	**8.9%**	**7.4%**
As a % of Equity	**15.2%**	**13.8%**	**13.7%**
Student Loan DAC (millions)	$17.6	$12.1	$11.4
As a % of Student Loan Assets	**1.3%**	**0.9%**	**0.8%**
Months Paid Claims in Reserve	**10.0**	**9.5**	**9.5**

UICI

Segment Financials

	1999	2000	2001	2002e
Revenue ($millions)				
Self Employed	$567	$566	$700	$948
Group Insurance	108	111	126	218
Life	94	92	95	76
Senior Health	-	-	-	3
AMS	105	154	134	114
Other	80	95	51	27
Total	$954	$1,019	$1,106	$1,386
Earnings ($millions)				
Self Employed	$50	$71	$75	$91
Group Insurance	0	(2)	4	13
Life	17	13	18	11
Senior Health	-	-	(2)	(7)
AMS	(20)	(25)	5	10
Other (incl. Fed. Inc. Tax)	(11)	(25)	(52)	(68)
Total	$36	$32	$48	$50
Continuing Operations				
EPS	$0.75	$0.67	$1.01	$1.02
Proforma EPS	$0.92	$0.73	$1.38	$1.51

UICI

Pro-forma Income

Projected 2002 Year End	Earnings ($000)	EPS
Net Income From Cont. Operations	$50,070	$1.02
Variable Stock Expense (after tax)	18,710	0.38
HealthAxis (after tax)	5,481	0.11
Pro-forma Net Income from Cont. Op.	$74,261	$1.51
Pro-forma ROE	12.7%	-

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